Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in (i) Registration Statement of Homestake Mining Company (333-17357) and (ii) Post-Effective Amendment No. 5 to the Registration Statement of Homestake Mining Company on Form S-8 (File No. 2-90903) of our report dated June 9, 1998, on our audits of the financial statements and financial statement schedules of the Homestake Mining Company Savings Plan as of December 31, 1997 and 1996, and for the year ended December 31, 1997, which report is included in this Annual Report on Form 11-K.



/s/ Coopers & Lybrand L.L. P.
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COOPERS & LYBRAND L.L.P.


San Francisco, California
June 25, 1998